AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                             AVIATION SALES COMPANY,
                             A DELAWARE CORPORATION

         Pursuant to the Delaware General Corporation Law (the "DGCL"), the first paragraph of Article IV of the Certificate of Incorporation of Aviation Sales Company, a Delaware corporation, hereinafter referred to as the "Corporation", is amended to read as follows:

                                   ARTICLE IV.
                                  CAPITAL STOCK

         The total number of shares of capital stock which the Corporation shall have the authority to issue is 31,000,000 of which (i) 30,000,000 shares shall be Common Stock, par value $0.001 per share (the "Common Stock"), and (ii) 1,000,000 shares shall be Preferred Stock, par value $0.01 per share (the "Preferred Stock).

                                       ***

         All subsequent paragraphs and provisions of Article IV shall remain unchanged and unamended.

                                       ***

         Further, pursuant to the DGCL, the following paragraphs shall be added to Article IV of the Certificate of Incorporation of the Corporation:

                                    C. RIGHTS

         The Board of Directors is expressly authorized to create and issue rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

                  (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights;

                  (b) Provisions relating to the times at which and the circumstances under


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                  which the Rights may be exercised or sold or otherwise
                  transferred, either together with or separately from, any other securities of the Corporation;

                  (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights;

                  (d) Provisions that deny the holder of a specified percentage of the outstanding securities of the corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void;

                  (e) Provisions that permit the Corporation to redeem the Rights; and

                  (f) The appointment of a Rights Agent with respect to the Rights;

                  and such other provisions relating to the Rights as may be determined by the Board of Directors.

                                       ***

         Further, pursuant to the DGCL, the following shall be added as Article X of the Certificate of Incorporation of the Corporation:

                                   ARTICLE X.
                  CORPORATION NOT TO BE GOVERNED BY SECTION 203

         The Corporation elects not to be governed by Section 203 of the DGCL.

                                       ***

         The undersigned sole Incorporator hereby certifies that no payment has been received for any of the stock of the corporation. The foregoing Amendment to the Certificate of Incorporation of the Corporation was proposed and approved by the Corporation's sole Incorporator pursuant to Section 241 of the DGCL.

         IN WITNESS WHEREOF, the undersigned Incorporator of the Corporation has acknowledged and executed this Amendment this ____ day of May, 1996, and hereby approves its filing and recording in accordance with Section 103 of the DGCL.

                                             AVIATION SALES COMPANY

                                             ---------------------------------
                                             Barry E. Steiner, Incorporator